LOAN AGREEMENT

1. Parties: The undersigned is _Shaanxi Baishui Dukang Liquor Co., Ltd._, the Borrower, and the Lender is _Shaanxi Baishui Dukang Marketing Management Co., Ltd.__.

2. Date of Agreement: __September 30 2010___.

3. Promise to Pay: Borrower promises to pay to Lender on demand.

4. Responsibility: Although this agreement may be signed below by more than one person, each of the undersigned understands that they are each as individuals responsible and jointly and severally liable for paying back the full amount.

5. Breakdown of Loan: Borrower will pay:

Amount of Loan: _RMB ¥87,974.36____

other (Describe): ___None_______

Amount financed: ___None_______

Finance charge: ___None_______

Total of payments: ___RMB ¥87,974.36___

Annual Interest Rate : _None____%

6. Repayment: Borrower will repay lender partial of the entire outstanding amount at any time when the lender requests such repayment(s).

7. Prepayment: Borrower has the right to prepay the whole outstanding amount at any time.

8. Late Charge: Any repayment not paid within ten (10) days of its due date shall be subject to a late charge of 5% of the payment.

9. Security: To protect Lender, Borrower gives what is known as a security interest or mortgage in: _None___.

10. Default: If for any reason Borrower fails to make any payment on time, Borrower shall be in default. The Lender can then demand immediate payment of the entire remaining unpaid balance of this loan, without giving anyone further notices. If Borrower has not paid the full amount of the loan when the final payment is due, the Lender will charge Borrower interest on the unpaid balance at ____5__ percent (%) per year.

11. Right of Offset: If the Lender gives Borrower an extension of time to pay this loan, he/she still must repay the entire loan.

Executed at __Xi'an City_____

Agreed To:

Borrower __Shaanxi Baishui Dukang Liquor Co., Ltd_____

陕西白水杜康酒业有限责任公司

Lender ______Shaanxi Baishui Dukang Marketing Management Co., Ltd.__

陕西白水杜康营销管理有限公司